Exhibit 10.19

CONSENT, AMENDMENT AND EXCHANGE AGREEMENT

                    CONSENT, AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of March 9, 2006, by and among Verilink Corporation, a Delaware corporation, with headquarters located at 11551 E. Arapahoe Rd., Suite 150, Centennial, Colorado 80112 (the “Company”) and the investor that is a signatory to this Agreement (the “Investor”).

                    WHEREAS:

                    A.          The Company entered into that certain Securities Purchase Agreement, dated as of March 20, 2005 (as amended prior to the date hereof, the “Securities Purchase Agreement”), pursuant to which, among other things, the Investor and the other investors listed on the Schedule of Buyers attached hereto (collectively, the “Buyers”) purchased from the Company (i) Senior Secured Convertible Notes (as amended prior to the date hereof, the “Existing Notes”), which are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms thereof (the Existing Notes as converted, the “Existing Conversion Shares”), (ii) warrants to acquire additional shares of Common Stock (as amended prior to the date hereof, the “Existing Warrants”) and (iii) rights (as amended prior to the date hereof, the “Existing Additional Investment Rights”) to acquire additional notes.

                    B.          Contemporaneously with the execution and delivery of the Existing Securities Purchase Agreement, the Company and the Buyers entered into a Registration Rights Agreement, dated as of March 20, 2005 (the “Existing Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Existing Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

                    C.          The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Investor shall (a) exchange its Existing Warrant for a Series A Warrant in the form attached hereto as Exhibit A (the “Amended Warrant”, and together with the other Amended Warrants issued in accordance with the other Exchange Agreements (as defined below), the “Amended Warrants”), exercisable into shares of Common Stock (the Amended Warrants, as exercised, the “Amended Warrant Shares”), (b) amend and restate its Existing Note as set forth in the Amended and Restated Senior Secured Convertible Note in the form attached hereto as Exhibit B (the “Amended Note” and together with the other Amended Notes issued in accordance with the other Exchange Agreements, the “Amended Notes”), which shall be convertible into Common Stock (the Amended Notes, as converted, the “Amended Conversion Shares”), in accordance with the terms thereof and issue a related Series B Warrant in the form attached hereto as Exhibit C (the “Additional Warrant” and together with the other Additional Warrants issued in accordance with the other Exchange Agreements, the “Additional Warrants”) exercisable into shares of Common Stock (the Additional Warrants, as exercised, the “Additional Warrant Shares”) and (c) to the extent such Investor has agreed (i) to acquire all or part of the Existing Notes (the “Transferee Notes”) and Existing Warrants (the “Transferee Warrants”) held by one or more of the Buyers or (ii) to transfer all or part of its Existing Note (the “Transferor Note”) and its Existing Warrant (the “Transferor Warrant”) to one or more of the Buyers, the Company shall cause the Amended Note, the Amended Warrant and the Additional Warrant of the Investor to be increased or decreased, as applicable, in proportion to the Transferee Notes and Transferee Warrants acquired or the Transferor Note and Transferor Warrant transferred, as applicable, by the Investor.

                    D.          The exchange of the Existing Warrant for the Amended Warrant is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act and the exchange of the Existing Note for the Amended Note and the issuance of the Additional Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) and/or Section 4(2) of the 1933 Act.

                    E.          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement, as amended hereby.

                    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

                    1.       CONSENT.

                              (a)          Reference is made to (i) those certain convertible promissory notes in the original aggregate principal amount of $10,480,000 due February 5, 2006 issued in connection with the acquisition by the Company of XEL Communications, Inc. and having an outstanding principal balance in the aggregate not in excess of $2,900,000 as of the Closing Date (the “XEL Notes”) and (ii) the Amendment No. 1 to Convertible Promissory Note in the form attached hereto as Exhibit H (the “XEL Amendment”).  The Investor has previously consented to the XEL Amendment, and hereby confirms its consent to and acknowledges the terms of the XEL Amendment and the matters set forth therein.

                              (b)          As of the Closing, Investor waives its right to receive any Special Installment Amount due under Section 8(d) of the Existing Note incurred on or prior to the date hereof and releases the Company from its obligations thereunder.

2.	EXCHANGE OF NOTE AND WARRANT; TERMINATION OF ADDITIONAL INVESTMENT RIGHTS.

                              (a)          Exchange.  Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Investor’s Existing Note and Existing Warrants shall be amended and restated as set forth in the Amended Note and Amended Warrants, respectively.  In connection therewith, at the closing contemplated by this Agreement (the “Closing”), the Investor shall surrender the Investor’s Existing Note and Existing Warrant, and the Company shall issue and deliver to the Investor one or more Amended Notes as is set forth opposite the Investor’s name in column (3) on the Schedule of Buyers attached hereto, and one or more Amended Warrants to acquire up to that number of Amended Warrant Shares as is set forth opposite the Investor’s name in column (4) on the Schedule of Buyers attached hereto, and one or more Additional Warrants to acquire up to that number of Additional Warrant Shares as is set forth opposite the Investor’s name in column (5) on the Schedule of Buyers attached hereto.  In addition to the foregoing, (i) if the Investor is acquiring Transferee Notes and Transferee Warrants hereunder, the Investor shall wire to the Company (or to such other Person as the Company may direct) the dollar amount attributable to such Transferee Notes and Transferee Warrants set forth opposite the Investor’s name in column (6) of the Schedule of Buyers attached hereto (the “Transferee Amount”) and (ii) if the Investor is transferring the Transferor Note and Transferor Warrant, the Company shall, upon receipt of the Transferee Amount in full, cause the dollar amount attributable to the Transferor Note and Transferor Warrant set forth opposite the Investor’s name in column (7) of the Schedule of Buyers attached hereto (the “Transferor Amount”) to be wired to the Investor.

                              (b)          Closing Date.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Investor).  The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                              (c)          Termination of Additional Investment Rights.  The Company and the Investor hereby agree that immediately following the Closing, the Existing Additional Investment Rights shall terminate and be null and void.

3.	AMENDMENTS TO EXISTING SECURITIES PURCHASE AGREEMENT AND EXISTING REGISTRATION RIGHTS AGREEMENT.

                    (a)          The Existing Securities Purchase Agreement is hereby amended (as amended, the “Amended Securities Purchase Agreement”) as follows:

                                        (i)          All references to “Conversion Shares” in the Existing Securities Purchase Agreement shall mean, and are hereby replaced with, the “Amended Conversion Shares (as defined in each Consent, Amendment and Exchange Agreement, dated March 9, 2006, by and among the Company and each of the Buyers (the “Exchange Agreements”))”.

(ii) All references to “Notes” in the Existing Securities Purchase Agreement shall mean, and are hereby replaced with, the “Amended Notes (as defined in the Exchange Agreements)”.

                                        (iii)          The defined term “Warrants” in the Existing Securities Purchase Agreement shall mean, and are hereby replaced with, “the Amended Warrants (as defined in the Exchange Agreements) and the Additional Warrants (as defined in the Exchange Agreements)”.

                                        (iv)          The defined term “Warrant Shares” in the Existing Securities Purchase Agreement shall mean, and are hereby replaced with, “the Amended Warrant Shares (as defined in the Exchange Agreements) and the Additional Warrant Shares (as defined in the Exchange Agreements)”.

                                        (v)          The defined term “Transaction Documents” in the Existing Securities Purchase Agreement is hereby amended to include “each of the Exchange Agreements, the Amended Notes, the Amended Warrants and the Additional Warrants”.

(vi) All references to “Additional Investment Rights”, “Additional Notes” and “Additional Conversion Shares” in the Existing Securities Purchase Agreement are hereby deleted.

(vii) Section 4 of the Existing Securities Purchase Agreement is hereby amended by deleting subsection (f) in its entirety and inserting the following as a new subsection (f):

          (f)          Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement (as amended by the Exchange Agreements)) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed and in accordance with the Amended Notes and Amended Warrants, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stocks’ authorization for quotation on an Eligible Market (as defined in the Amended Notes); provided, however, that the Company makes no covenant regarding applicable listing standards based on the trading price of the Common Stock.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock such that the Common Stock would not be listed or traded on any Eligible Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(viii) Section 4 of the Existing Securities Purchase Agreement is hereby amended by adding the following as subsection (u):

          (u)          Stockholder Approval.  The Company shall use its best efforts to prepare and file with the SEC no  later than October 30, 2006 (the “Stockholder Meeting Filing Deadline”), preliminary proxy materials, substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice at the expense of the Company, with respect to a special or annual meeting of the stockholders of the Company (the “Stockholder Meeting”), which the Company shall use its reasonable best efforts to hold as promptly as practicable after the Stockholder Meeting Filing Deadline, and which shall be held not later than December 31, 2006 (the “Stockholder Meeting Deadline”).  The Company shall provide each stockholder entitled to vote at the Stockholder Meeting with a proxy statement, substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of the Resolutions and to cause the Board to recommend to the stockholders that they approve the Resolutions.  If, despite the Company’s best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until such Stockholder Approval is obtained.

                                        (b)      The Existing Registration Rights Agreement is hereby amended as follows:

(i) The defined term “Additional Effectiveness Deadline” in the Existing Registration Rights Agreement is hereby amended and restated as follows:

          “Additional Effectiveness Deadline” means 120 days following the Closing Date (as defined in each Consent, Amendment and Exchange Agreement, dated March 9, 2006, by and among the Company and each of the Buyers (the “Exchange Agreements”).

(ii) The defined term “Additional Filing Deadline” in the Existing Registration Rights Agreement is hereby amended and restated as follows:

“Additional Filing Deadline” means 60 days following the Closing Date (as defined in the Exchange Agreements).

                                        (iii)          All references to “Conversion Shares” in the Existing Registration Rights Agreement shall mean, and are hereby replaced with, the “Amended Conversion Shares (as defined in the Exchange Agreements)”.

(iv) All references to “Notes” in the Existing Registration Rights Agreement shall mean, and are hereby replaced with, the “Amended Notes (as defined in the Exchange Agreements)”.

(v) The defined term “Required Registration Amount” in the Existing Registration Rights Agreement is hereby amended and restated as follows:

          “Required Registration Amount” for (x) the Initial Registration Statement means 6,748,470 shares of Common Stock and (y) the Additional Registration Statement means 150% of the sum of (i) the number of Interest Shares issued and issuable pursuant to the terms of the Amended Notes, assuming that all principal payments on such Amended Notes are made in a timely fashion and that the Amended Notes are not redeemed or converted before maturity, that all interest payments on such Amended Notes are made in Interest Shares and that the number of Interest Shares is determined based on the Interest Conversion Price (as defined in the Amended Notes), as of the trading date immediately preceding the applicable date of determination, (ii) the number of Amended Conversion Shares issued and issuable pursuant to the Amended Notes as of the trading day immediately preceding the applicable date of determination, and (iii) the sum of (x) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination, all subject to adjustment as provided in Section 2(e) and (y) 1 million shares of Common Stock.

(vi) The defined term “Additional Registrable Securities” in the Existing Registration Rights Agreement is hereby amended and restated as follows:

          “Additional Registrable Securities” means (i) the Amended Conversion Shares (as defined in the Exchange Agreement) issued or issuable upon conversion or redemption of the Amended Notes (as defined in the Exchange Agreement), (ii) the Amended Warrant Shares (as defined in the Exchange Agreement) issued or issuable upon exercise of the Amended Warrants (as defined in the Exchange Agreement), (iii) the Interest Shares issued or issuable under the Amended Notes (as defined in the Exchange Agreement), (iv) the Additional Warrant Shares issued or issuable upon exercise of the Additional Warrants, and (v) any share capital of the Company issued or issuable with respect to the Amended Conversion Shares, the Amended Notes, the Amended Warrant Shares, the Interest Shares, the Additional Warrants, the Additional Warrant Shares and the Amended Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise with respect to the Common Stock, without regard to any limitations on conversions of the Amended Notes or exercises of the Amended Warrants or the Additional Warrants.  Notwithstanding the foregoing, Additional Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights hereunder are not assigned or (iii) that may be sold without restriction pursuant to Rule 144(k) promulgated under the 1933 Act.

                                        (vii)          The defined term “Warrants” in the Existing Registration Rights Agreement shall mean, and are hereby replaced with, “the Amended Warrants (as defined in the Exchange Agreements) and the Additional Warrants (as defined in the Exchange Agreements)”.

                                        (viii)         The defined term “Warrant Shares” in the Existing Registration Rights Agreement shall mean, and are hereby replaced with, “the Amended Warrant Shares (as defined in the Exchange Agreements) and the Additional Warrant Shares (as defined in the Exchange Agreements)”.

(ix) Section 2(a) of the Existing Registration Rights Agreement is hereby amended adding by adding the following:

          Notwithstanding anything herein to the contrary, if and to the extent required pursuant to applicable law in order to allow the Investors to transfer any Amended Warrant Shares and/or any Initial Registrable Securities previously issued to the Investors, the Company shall prepare and, as soon as reasonably practicable, file a prospectus supplement or post-effective amendment to the Initial Registration Statement with respect to such securities and, subject to Section 3(r), shall use its best efforts to keep such Initial Registration Statement effective as long as any Registrable Securities are held by any Buyer.

(x) Section 2(b) of the Existing Registration Rights Agreement is hereby amended by adding the following after the first sentence thereof:

          In furtherance and not in limitation of the preceding sentence, the Company shall use its best efforts to file the Additional Registration Statement within 30 days of the Closing (as defined in the Exchange Agreement).  Notwithstanding anything herein to the contrary, the Company shall cause the Additional Registration Statement to at all times include all Additional Registrable Securities.

(xi) All references to “Additional Investment Rights”, “Additional Notes” and “Additional Conversion Shares” in the Existing Registration Rights Agreement are hereby deleted.

(xii) Section 2(g) of the Existing Registration Rights Agreement is hereby amended by adding the following:

          Notwithstanding the foregoing, no Registration Delay Payments shall be deemed payable (and neither a Filing Failure, Effectiveness Failure or Maintenance Failure shall be deemed to have occurred), with respect to the inclusion of (or failure to include) the Amended Warrant Shares and the Additional Warrant Shares in the Initial Registration Statement and the Additional Registration Statement.

4.	REPRESENTATIONS AND WARRANTIES

                              (a)          Investor’s Representations.  The Investor hereby represents and warrants to the Company as set forth in Sections 2 of the Amended Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.

                              (b)          Company Representations.  The Company represents and warrants to the Investor as set forth in Section 3 of the Amended Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, except (i) as set forth in filings by the Company with the Securities and Exchange Commission prior to the date hereof (the “SEC Reports”), and (ii) as set forth in the disclosure schedule to the Existing Securities Purchase Agreement or the disclosure schedules provided to the Investor prior to the execution hereof.

                              (c)          Holding Period.  For the purposes of Rule 144, the Company acknowledges that (i) the holding period of the Amended Notes (including the corresponding Amended Conversion Shares) may be tacked onto the holding period of the Existing Notes, (ii) the holding period of any Amended Notes (including the corresponding Amended Conversion Shares) received in exchange for the Transferee Notes acquired by the Investor hereunder, if any, may be tacked onto the holding period of the Transferee Notes of the Buyer transferring such Transferee Notes, (iii) the holding period of any Amended Warrants (including the corresponding Amended Warrant Shares) received in exchange for the Transferee Warrants acquired by the Investor hereunder, if any, may be tacked onto the holding period of the Transferee Warrants of the Buyer transferring such Transferee Warrants (in the case of Cashless Exercise (as defined in the Amended Warrants), and (iv) the holding period of the Amended Warrants (including the corresponding Amended Warrant Shares) may be tacked onto the holding period of the Existing Warrants (in the case of Cashless Exercise (as defined in the Amended Warrants)), and the Company agrees not to take a position contrary to this Section 4(c).

5.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

                    The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

                              (i)          If the Investor is acquiring Transferee Notes and Transferee Warrants hereunder, the Investor shall have delivered to the Company (or to such other Person as the Company may direct) the Transferee Amount for the Transferee Notes and the Transferee Warrants being acquired by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                              (b)          The Investor shall have executed this Agreement and delivered the same to the Company.

                              (c)          The Investor shall have delivered to the Company its Existing Note for cancellation or such other documentation reasonably satisfactory to the Company that the Investor’s Existing Note has been lost or destroyed.

                              (d)          The Investor shall have delivered to the Company its Existing Warrant and Additional Investment Right for cancellation or such other documentation reasonably satisfactory to the Company that the Investor’s Existing Warrant and/or Additional Investment Right has been lost or destroyed.

                              (e)          The representations and warranties of the Investor in Section 4(a) hereof shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date).

6.	CONDITIONS TO THE INVESTOR’S OBLIGATIONS HEREUNDER.

                    The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

                              (a)          If the Investor is transferring the Transferor Note and Transferor Warrant hereunder, the Company shall have caused to be delivered to the Investor the Transferor Amount for the Transferor Note and the Transferor Warrant being acquired by one or more other Buyers at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Investor.

                              (b)          The Company shall have executed this Agreement and delivered the same to the Investor.

                              (c)          The Investor shall have received the opinion of Powell Goldstein LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

                              (d)          The Company shall have delivered to the Investor a copy of the fully executed XEL Amendment and any other modifications, waivers or amendments of the XEL Notes as in effect of the date hereof.

                              (e)          The Company shall have executed and delivered to the Investor the Amended Note, Amended Warrant and the Additional Warrant being issued to the Investor at the Closing.

                              (f)          The Board of Directors of the Company shall have adopted resolutions consistent with the transactions contemplated hereby.

                              (g)          The Company shall have delivered to the Investor a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

                              (h)          The Company shall have delivered to the Investor a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to qualify to do business as a foreign corporation, where such failure to so qualify would have a Material Adverse Effect on the Company or its Subsidiaries, as of a date within 10 days of the Closing Date.

                              (i)          The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

                              (j)          The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 4(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

                              (k)          The representations and warranties of the Company in Section 4(b) hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as Exhibit F.

                              (l)          The Company shall have delivered to the Investor a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                              (m)          The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market, except as previously reported in the SEC Reports.

                              (n)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Amended Notes, the Amended Warrants and the Additional Warrants.

                              (o)          The Company shall have delivered to the Investor a letter from the Company that is acknowledged and agreed to by the Company’s transfer agent acknowledging that the Irrevocable Transfer Agent Instructions dated March 18, 2005 shall also apply to the Amended Conversion Shares and Additional Warrant Shares.

                              (p)          Each of the Buyers (other than the Investor) and the Company shall have executed a Consent, Amendment and Exchange Agreement, dated as of the date hereof, in the form of this Agreement and delivered a copy of such executed agreements to the Investor (collectively, the “Exchange Agreements”).

                              (q)          Each Subsidiary of the Company that has entered into a Guaranty on or prior to the date hereof in accordance with the terms of the Security Documents shall have executed and delivered to the Investor an acknowledgement and ratification agreement in the form attached hereto as Exhibit G.

7.	MISCELLANEOUS.

                              (a)          Expenses.  Except as otherwise set forth in this Agreement and the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with transactions contemplated hereby.

                              (b)          Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the this Agreement and the other Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, the form of this Agreement, the form of the Amended Note, the form of the Amended Warrant and the form of the Additional Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of any such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

                                        (c)          Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                                        (d)          Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                                        (e)          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                                        (f)          Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                                        (g)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                                        (h)          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                                        (i)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                                        (j)          Reaffirmation.  The Company hereby confirms and agrees that, except as otherwise expressly amended or modified hereby, (i) the Existing Securities Purchase Agreement, Existing Registration Rights Agreement, each Security Document and each other

Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (A) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (B) all references in the Existing Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Registration Rights Agreement shall mean the Existing Registration Rights Agreement as amended by this Agreement, (C) all references in the other Transaction Documents, including without limitation any Security Document, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (D) all references in the other Transaction Documents, including without limitation any Security Document, to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement, (ii) to the extent that the Securities Purchase Agreement or any other Transaction Document purports to assign or pledge to the Portside Growth and Opportunity Fund, in its capacity as collateral agent (the “Collateral Agent”) for the Buyers and the holders of the Securities, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Existing Note and any other Existing Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Amended Notes, and (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Collateral Agent or the Investors under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

                                        (k)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Amended Notes or the Additional Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Amended Notes and the Additional Warrants).  The Investor may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by the Investor of any of the Securities, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

                                        (l)          Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Verilink Corporation
11551 E. Arapahoe Rd., Suite 150
Centennial, Colorado 80112
Telephone:	(303) 968-3000
Facsimile:	(303) 968-3005
Attention:	Chief Financial Officer

Copy (which shall not constitute valid notice) to:

Powell Goldstein LLP
One Atlantic Center, Fourteenth Floor
1201 W. Peachtree Street, NW
Atlanta, GA 30309-3488
Telephone:	(404) 572-6600
Facsimile:	(404) 572-6999
Attention:	Eliot W. Robinson, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Telephone:	(718) 921-8145
Facsimile:	(718) 921-8116
Attention:	Office of General Counsel

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers attached hereto, with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

                              (m)          Remedies.  The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                              (n)          Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in this Agreement or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement and any other Transaction Document.  The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

                    IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Consent, Amendment and Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

VERILINK CORPORATION

By:

Name:
Title: